NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

8% SECURED CONVERTIBLE DEBENTURE

$300,000	December ___, 2009

FOR VALUE RECEIVED, INFERX CORPORATION (the “Company” or the “Maker”) promises to pay to the order of ____________, having an address located at _______________ (the “Holder” or the “Payee”) or its registered assigns (the “Payee”), upon the terms set forth below, the principal sum of Three Hundred Thousand Dollars ($300,000) (this “Debenture”).

1.           Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Debenture and Warrant Purchase Agreement (the “Purchase Agreement”), dated December __, 2009, among the Company and the purchasers signatory thereto.

“Base Conversion Price” shall have the meaning set forth in Section 17(c).

“Buy-In” shall have the meaning set forth in Section 17(b)(v).

“Change of Control Transaction” shall have the meaning set forth in Section 5(a)(vi).

“Conversion Date” shall have the meaning set forth in Section 17(a).

“Conversion Price” shall have the meaning set forth in Section 17(a).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Debenture in accordance with the terms hereof.

“Dilutive Issuance” shall have the meaning set forth in Section 17(c).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 17(c).

“Event of Default” shall have the meaning set forth in Section 5(a).

“New York Courts” shall have the meaning set forth in Section 13.

“Notice of Conversion” shall have the meaning set forth in Section 17(a).

“Original Issue Date” means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

“Permitted Indebtedness” shall mean up to $900,000 of indebtedness as described on Schedule 4(k) to the Purchase Agreement.

“Permitted Lien” shall mean the individual and collective reference to the following: (a) liens in connection with this Debenture; (b) liens for taxes, assessments and other governmental charges or levies not yet due or liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Maker) have been established in accordance with generally accepted accounting procedures and (c) liens imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s and mechanics’ liens, statutory landlords’ liens, and other similar liens arising in the ordinary course of business, and (x) which do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Maker and its consolidated subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such lien.

“Prepayment” shall have the meaning set forth in Section 2(d).

“Prepayment Notice” shall have the meaning set forth in Section 2(d).

“Share Delivery Date” shall have the meaning set forth in Section 17(a).

2.           Payment Terms.

(a)        The entire principal amount of this Debenture, together with all accrued interest and unpaid interest, shall be due and payable on June __, 2010 (the “Maturity Date”).

(b)        The Company shall pay interest to the Holder on the aggregate then outstanding principal amount of this Debenture at the rate of 8% per annum, which shall be payable in cash quarterly in arrears commencing March __, 2010, provided, however, upon the occurrence of an Event of Default as set forth in Section 4(a) the Company shall pay interest to the Holder on the aggregate principal amount of this Debenture as of the original date of issuance of this Debenture at a rate of 22% per annum and such interest shall be payable in cash monthly, on the first business day of each month with any accrued and unpaid interest due and payable on the Maturity Date.

(c)         All overdue accrued and unpaid principal and interest to be paid hereunder shall entail a late fee at the rate of 22% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) which will accrue daily, from the date such principal and/or interest is due hereunder through and including the date of payment.

(d)         This Debenture may be prepaid, in full, and in cash, subject to the terms and conditions set forth herein (the “Prepayment”). At least ten (10) business days prior to the Prepayment, the Company shall deliver to the Holder a written notice of its intention to prepay (“Prepayment Notice”).  All payments shall be made by the Company, in lawful money of the United States, at the offices of the Company, or such other place as the Holder shall designate by notice to the Company. The Company covenants and agrees that it will honor all conversion requests tendered from the time of delivery of the first Notice of Conversion through the date all amounts owing thereon are due and paid in full (including, without limitation, at all times following any Prepayment Notice prior to the Prepayment date)). The Company’s determination to exercise a Prepayment shall be applied ratably to all of the holders of the then outstanding Debentures based on their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement.

3.           Secured Obligation. As security for the payment in full of principal, interest and performance under this Debenture and of all other liabilities and obligations of the Maker to the Payee, Maker hereby grants to the Payee a general security interest in all of the assets of the Maker and its subsidiaries and all proceeds arising therefrom and any and all products of such assets. Maker represents that it is the sole lawful owner of such assets attributable to it, free and clear of any liens and encumbrances, and has the right and power to pledge, sell, assign and transfer absolute title thereto to the Payee and that no financing statement covering such assets has been filed in any jurisdiction. Maker agrees that this security interest shall be a first priority security interest, senior and prior in payment to all other indebtedness and obligations of Maker and its subsidiaries to third parties. Maker hereby authorizes the Payee to file one or more financing statements under the UCC and any amendments thereto or extensions thereof without the signature of the Maker or any of its subsidiaries.

4.           Representations and Warranties.  The Maker hereby represents and warrants to the Payee as follows:

(a)  Each of the Maker and each of its subsidiaries has been duly organized and is validly existing under the laws of its jurisdiction of organization and has all requisite power and authority to execute, deliver and perform its obligations under this Debenture. This Debenture has been duly authorized, executed and delivered by the Maker and each of its subsidiaries that is a party thereto and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof and thereof. The execution, delivery and performance by the Maker and each of its subsidiaries of this Debenture, and the incurrence by them of their respective obligations hereunder, do not contravene or conflict with any law applicable to the Maker or any of its subsidiaries or other instrument binding on or otherwise affecting the Maker or any of its subsidiaries or give rise to any lien, security interest or other charge or encumbrance (other than in favor of the Payee) upon any of the Maker’s or its subsidiary’s properties. No consent or approval of or notice to or filing with any governmental authority or other third party is or will be required as a condition to the validity or enforceability of this Debenture, other than such consents which have been obtained and are in full force and effect.

(b)  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents (as defined herein), the Maker confirms that neither it nor any other person acting on its behalf has provided Payee or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information.  All of the disclosure furnished by or on behalf of the Maker to the Payee regarding the Maker, its business and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.           Events of Default.

(a)           “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.            any default on the payment of (A) the principal amount of this Debenture or (B) interest or other amounts owing to the Payee on this Debenture, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

ii.           Maker shall fail to observe or perform any material obligation or shall breach any material term or provision of this Debenture and such failure or breach shall not have been remedied within 10 days after the date on which notice of such failure or breach shall have been delivered;

iii.          Maker or any of its subsidiaries shall fail to observe or perform any of their respective obligations owed to Payee or any other covenant, agreement, representation or warranty contained in, or otherwise commit any breach hereunder or any other agreement executed in connection herewith and such failure or breach shall not have been remedied within three days after the date on which notice of such failure or breach shall have been delivered;

iv.          Maker or any of its subsidiaries shall commence, or there shall be commenced against Maker or any subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Maker or any subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Maker or any subsidiary, or there is commenced against Maker or any subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or Maker or any subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Maker or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or Maker or any subsidiary makes a general assignment for the benefit of creditors; or Maker or any subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Maker or any subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or Maker or any subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by Maker or any subsidiary for the purpose of effecting any of the foregoing;

v.           Maker or any subsidiary shall default in any of its respective obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of Maker or any subsidiary, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

vi.          Maker (a) shall be a party to any Change of Control Transaction (as defined below), (b) shall agree to sell or dispose all or in excess of 50% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), (c) shall redeem or repurchase more than a de minimis number of shares of the Maker's capital stock or other equity securities of Maker, or (d) shall make any distribution or declare or pay any dividends (in cash or other property, other than common stock) on, or purchase, acquire, redeem, or retire any of Maker's capital stock, of any class, whether now or hereafter outstanding. “Change of Control Transaction” means the occurrence of any of: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of Maker, by contract or otherwise) of in excess of 50% of the voting securities of Maker, (ii) a replacement at one time or over time of more than one-half of the members of Maker's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of Maker with or into another entity that is not wholly-owned by Maker or the consolidation or sale of 33% or more of the assets of Maker in one or a series of related transactions, or (iv) the execution by Maker of an agreement to which Maker is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

(b)           Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture plus accrued but unpaid interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the Payee’s election, immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the acceleration of this Debenture, the interest rate on this Debenture shall accrue at the rate of 22% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.  The Payee need not provide and the Maker hereby waives any presentment, demand, protest or other notice of any kind, and the Payee may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Payee at any time prior to payment hereunder and the Payee shall have all rights as holder of this Debenture until such time, if any, as the Payee receives full payment pursuant to this Section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

6.           Negative Covenants.    So long as any portion of this Debenture is outstanding, without the prior written consent of the Payee, the Maker will not and will not permit any of its subsidiaries to directly or indirectly:

(a)          other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b)          other than Permitted Liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c)          amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Payee;

(d)          repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of securities;

(e)          repay, repurchase or offer to repay repurchase or otherwise acquire any indebtedness, other than this Debenture if on a pro-rata basis, other than regularly scheduled interest payment as such terms are in effect as of the date hereof; provided, however, that no regularly scheduled principal and interest payments may be made if, at the time such payment is due or is otherwise made or after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing;

(f)           pay cash dividends or distributions on any equity securities of the Maker; or

(g)          enter into any agreement with respect to any of the foregoing.

7.           No Waiver of Payee’s Rights.   All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Payee in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Maker hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Debenture. Acceptance by the Payee of less than the full amount due and payable hereunder shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

8.           Remedies; Usury. In case any one or more Event of Default shall have occurred and be continuing, the Holder may exercise all remedies permitted by applicable law, without further notice or demand. No failure or delay on the part of the Holder in exercising any right, power or privilege under this Debenture and no course of dealing between the Company and the Holder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise of any right, power or privilege the Holder would otherwise have. No notice to, or demand on, the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Company to any other or further action in any circumstances without notice or demand. If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

9.           Payment of Costs and Expenses. The Maker agrees to pay, in addition to the principal and interest due and payable hereon, all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Holder in order to collect the amounts due hereunder or to protect its interests hereunder. The Company further agrees to pay, on demand, all costs and expenses of any endorsement or any guaranty hereof, if any, and/or the enforcement of the Holder's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment hereof, including reasonable attorney's fees.

10.         Waiver of Presentment and Notice of Dishonor. The Company and all others who may at any time be liable hereon in any capacity, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Debenture, and hereby consent to any and all extensions of time. Renewals, waivers or modifications that may be granted by the Holder with respect to the payment or other provisions of this Debenture, and to the release of any collateral securing this Debenture or any part thereof, with or without substitution, and agree that additional obligors may become parties hereto without notice to the Company and without affecting their liability hereunder.

11.         Collection Expenses.  If Payee shall commence an action or proceeding to enforce this Debenture, then Maker shall reimburse Payee for its costs of collection and reasonable attorneys fees incurred with the investigation, preparation and prosecution of such action or proceeding.

12.         Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by overnight courier, facsimile transmission or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

If to the Company, to:

InferX Corporation
46950 Jennings Farm Drive, Suite 290
Sterling, Virginia, 20164-8679
(fax) 703 444-2119
Attn: Vijay Suri, President

With a copy to

Seyfarth Shaw LLP
975 F Street, N.W.
Washington, D.C. 20004
(fax) 202 641-9260
Attn: Ernest M. Stern, Esq.

If to the Holder: at the address set forth in the Purchase Agreement

All such notices and communications shall be deemed to have been given in the case of (a) facsimile transmission on the date sent, (b) personal delivery on the date of such delivery, (c) overnight courier on the day following delivery to such courier and (d) mailing on the third day after the posting thereof.

13.         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Debenture (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

14.         Binding; Effect: Successor and Assigns. This Debenture shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Company may not sell or assign or transfer any of its interest hereunder without the prior written consent of the Holder, its successors or assigns.

15.         Severability. If any term, condition, or provision of this Debenture shall be held to be invalid, illegal or unenforceable in any respect, then in such event the remainder of this Debenture shall not be affected thereby and it shall remain in full force and effect except with respect to such term, condition, or provision.

16.         Amendments. No provision of this Debenture may be amended, waived, modified or discharged orally, by course of dealing or otherwise, without a writing signed by the party to be charged with such amendment, waiver, modification or discharge.

17.         Conversion Right.

(a)      At any time after the date hereof, this Debenture shall be convertible into shares of Common Stock at a conversion price equal to $0.20 per share subject to adjustment for reverse and forward stock splits the like after the date of issuance of this Debenture (the “Conversion Price”); provided, however, this Debenture shall only be convertible to the extent that the Payee’s beneficial ownership of common stock does not exceed 4.99% of the issued and outstanding shares of common stock of the Company then outstanding.  The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.  To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion.  The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s).  The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

(b)       Mechanics of Conversion.

i.            Conversion Shares Issuable Upon Conversion of Principal Amount.  The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

ii.           Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the effective date of a registration statement registering the Conversion Shares, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Debenture and (B) a bank check in the amount of accrued and unpaid interest (if the Company has elected or is required to pay accrued interest in cash). On or after the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the effective date of a registration registering the Conversion Shares, the Company shall use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 17(b) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii.          Failure to Deliver Certificates.  If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

iv.          Obligation Absolute; Partial Liquidated Damages.  The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.  In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment.  In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion.  If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 17(b)(ii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion.    Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v.           Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 17(b)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 17(b)(ii).  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Debenture as required pursuant to the terms hereof.

vi.          Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 17(a)) upon the conversion of the then outstanding principal amount of this Debenture and payment of interest hereunder.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if a registration statement is then effective under the Securities Act, shall be registered for public resale in accordance with such registration statement.

vii.         Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii.        Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(c)      If, at any time while this Debenture is outstanding, the Company or any subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any common stock or other equity securities (including securities a Common Stock Equivalent) entitling any person or entity to acquire shares of common stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the common stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of common stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price, provided, however, that a Dilutive Issuance shall not include the Company’s granting of stock options, and/or issuance of common stock upon exercise thereof, to directors, officers, employees or consultants of the Company pursuant to the Company’s 2007 Stock Incentive Plan.  Such adjustment shall be made whenever such common stock or Common Stock Equivalents are issued.  The Company shall notify the Payee in writing, no later than one (1) business day following the issuance of any common stock or Common Stock Equivalents subject to this Section 17(c), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 17(c), upon the occurrence of any Dilutive Issuance, the Payee is entitled to receive a number of common stock based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Payee accurately refers to the Base Conversion Price in a notice of conversion.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Debenture to be executed and delivered by its agent duly authorized, as of the date first written above.

INFERX CORPORATION

By:
Name:
Title:

[Signature Page to Debenture with StreetCapital Investors]

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 8% Secured Convertible Debenture due June __, 2010 of InferX Corporation, a Delaware corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below.  If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Payment of Interest in Common Stock __ yes __ no
If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:_____________________
Account No:_______________